MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS
FISCAL 2024 SECOND QUARTER RESULTS

FY24 Revenue Range Increased to $930-950 Million, a 10% Increase Year-Over-Year at Midpoint of Range
FY24 Operating Income Range Increased to $95-105 Million and AOI Range Increased to $170-180 Million

Record-Setting Revenues for Christmas Spectacular Production, With Over One Million Tickets Sold
Bookings Business Remains On Track to Deliver Low Double-Digit Percentage Increase in Events in FY2024

NEW YORK, N.Y., February 7, 2024 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) ("MSG Entertainment" or the "Company") today reported financial results for the fiscal second quarter ended December 31, 2023.
The fiscal 2024 second quarter was highlighted by the Christmas Spectacular production’s record-setting holiday season run and robust growth across the Company's bookings business. After extending its run by 8 performances due to strong demand, the Christmas Spectacular concluded its 90th holiday season in early January with over one million tickets sold across 193 shows, marking a return to pre-pandemic attendance levels. In addition, the Company hosted a busy schedule of events across its portfolio of venues and remains well-positioned to achieve a low double-digit percentage increase in the number of bookings events in fiscal 2024.
Financial results for the three and six months ended December 31, 2023 reflect the Company on a fully standalone basis. Results for the three and six months ended December 31, 2022, which were prior to the spin-off from Sphere Entertainment Co. (“Sphere Entertainment”), are presented in accordance with generally accepted accounting principles ("GAAP") for the preparation of carve-out financial statements. These prior year results do not include all of the expenses that would have been incurred by MSG Entertainment had it been a standalone company for the periods presented. Therefore, results for the three and six months ended December 31, 2023 are not fully comparable with results for the prior year period.
For the fiscal 2024 second quarter, the Company reported revenues of $402.7 million, an increase of $46.8 million, or 13%, as compared to the prior year quarter. In addition, the Company reported operating income of $137.4 million and adjusted operating income of $151.0 million, increases of $24.0 million and $24.7 million, respectively, as compared to the prior year quarter.(1)
Executive Chairman and CEO James L. Dolan said, “We continue to see robust demand for our portfolio of live entertainment offerings, which led to record results for this year’s Christmas Spectacular production. Looking ahead, we remain on track to deliver solid growth in fiscal ’24 and believe we are well positioned to generate long-term value for shareholders.”
Results for the Three and Six Months Ended December 31, 2023 and 2022:

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
$ millions	2023	2022	$	%	2023	2022	$	%
Revenues	$402.7	$355.9	$46.8	13%	$544.9	$502.3	$42.5	8%
Operating Income	$137.4	$113.4	$24.0	21%	$104.0	$102.1	$1.9	2%
Adjusted Operating Income(1)	$151.0	$126.3	$24.7	20%	$150.2	$137.8	$12.4	9%
Note: Amounts may not foot due to rounding. NM — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.
(1)See page 3 of this earnings release for the definition of adjusted operating income (loss) ("AOI") included in the discussion of non-GAAP financial measures.

Summary of Reported Results of Operations for the Fiscal 2024 Second Quarter
For the fiscal 2024 second quarter, the Company reported revenues of $402.7 million, an increase of $46.8 million, or 13%, as compared to the prior year quarter. Event-related revenues increased $44.3 million as compared to the prior year period. This primarily reflected an increase in the number of concerts and other live entertainment and sporting events held at the Company’s venues as compared to the prior year quarter and, to a lesser extent, higher per-event revenues in the current year period. Revenues from the presentation of the Christmas Spectacular production increased $17.9 million, primarily due to higher ticket-related revenues, which reflected higher per-show revenue and, to a lesser extent, nine additional performances as compared to the prior year quarter.
The increase in revenues was partially offset by a decrease in advertising sales commissions of $8.4 million in the current year period due to the termination of the Company’s advertising sales representation agreement with MSG Networks as of December 31, 2022. In addition, revenues related to the Company’s arena license agreements with the Madison Square Garden Sports Corp. (“MSG Sports”) decreased $9.8 million. This included a $7.3 million decrease in arena license fee revenues and a $2.5 million decrease in revenues subject to the sharing of economics with MSG Sports, both primarily due to nine fewer Knicks and Rangers games played at the Madison Square Garden Arena ("The Garden") in the current year period.
Fiscal 2024 second quarter direct operating expenses of $202.8 million increased $22.2 million, or 12%, as compared to the prior year quarter. This primarily reflected higher event-related expenses of $19.8 million, due to an increase in the number of events at the Company’s venues and, to a lesser extent, higher per-event expenses in the current year quarter. In addition, direct operating expenses associated with the Christmas Spectacular production increased $3.6 million as compared to the prior year quarter. The overall increase in direct operating expenses was partially offset by other net cost decreases.
Fiscal 2024 second quarter selling, general and administrative expenses of $48.4 million increased $5.1 million, or 12%, as compared with the prior year quarter. The fiscal 2024 second quarter reflects the results of the Company on a fully standalone basis. Results for the fiscal 2023 second quarter reflect the allocation of corporate and administrative costs based on the accounting requirements for the preparation of carve-out financial statements. These results do not include all of the expenses that would have been incurred by MSG Entertainment had it been a standalone company in the prior year period. This was the primary driver of the overall increase in selling, general and administrative expenses, partially offset by the impact of the Company’s transition services agreement with Sphere Entertainment.
Fiscal 2024 second quarter operating income of $137.4 million increased $24.0 million, or 21%, and adjusted operating income of $151.0 million increased $24.7 million, or 20%, both as compared to the prior year quarter. The increase in operating income was primarily due to the increase in revenues and, to a lesser extent, lower restructuring charges in the current year period, partially offset by higher direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses. The increase in adjusted operating income was primarily due to the increase in revenues, partially offset by higher direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses.
Financial Guidance
As a result of the positive momentum across its operations, the Company is increasing its fiscal 2024 guidance for revenues, operating income and adjusted operating income. The Company currently expects the following:
• Revenues of $930 million to $950 million.
• Operating income of $95 million to $105 million.
• Adjusted operating income of $170 million to $180 million(2).
An updated version of the MSG Entertainment investor presentation is now available at investor.msgentertainment.com.
About Madison Square Garden Entertainment Corp.
Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment, delivering unforgettable experiences while forging deep connections with diverse and passionate audiences. The Company’s portfolio includes a collection of world-renowned venues – New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre – that showcase a broad array of sporting events, concerts, family shows, and special events for millions of guests annually. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, which has been a holiday tradition for 90 years. More information is available at www.msgentertainment.com.

(2) See appendix for a reconciliation of operating income to adjusted operating income for fiscal 2024 financial guidance.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) merger, spin-off, and acquisition-related costs, including litigation expenses, (vi) gains or losses on sales or dispositions of businesses and associated settlements, (vii) the impact of purchase accounting adjustments related to business acquisitions, (viii) gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, and (ix) amortization for capitalized cloud computing arrangement costs. We believe that given the length of the arena license agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company's operating performance. We believe that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Sports. In addition, this adjustment is included under the Company’s debt covenant compliance calculations and is a component of the performance measures used to evaluate, and compensate, senior management of the Company. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger, spin-off, and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss).
We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.
Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Ari Danes, CFA Senior Vice President, Investor Relations, Financial Communications & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072
Justin Blaber Vice President, Financial Communications Madison Square Garden Entertainment Corp. (212) 465-6109
Grace Kaminer Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 631-5076
Conference Call Information:
The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgentertainment.com
Conference call dial-in number is 888-660-6386 / Conference ID Number 8020251
Conference call replay number is 800-770-2030 / Conference ID Number 8020251 until February 14, 2024

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
	2023	2022		2023	2022
Revenues	$402,666	$355,880		$544,878	$502,332
Direct operating expenses	(202,761)	(180,603)	—	(304,438)	(282,265)
Selling, general, and administrative expenses	(48,389)	(43,301)		(97,211)	(83,415)
Depreciation and amortization	(13,205)	(15,586)		(26,789)	(31,571)
Gains, net on dispositions	—	4,412		—	4,412
Restructuring charges	(888)	(7,359)		(12,441)	(7,359)
Operating income	137,423	113,443		103,999	102,134
Interest income	1,083	1,812		1,935	3,322
Interest expense	(15,049)	(13,205)		(29,336)	(24,632)
Other income (expense), net	2,846	(2,172)		(1,625)	(1,286)
Income from operations before income taxes	126,303	99,878		74,973	79,538
Income tax expense	(1,054)	(2,797)		(395)	(731)
Net income	125,249	97,081		74,578	78,807
Less: Net loss attributable to nonredeemable noncontrolling interest	—	(181)		—	(553)
Net income attributable to MSG Entertainment’s stockholders	$125,249	$97,262		$74,578	$79,360

Income per share attributable to MSG Entertainment’s stockholders:
Basic	$2.61	$1.88		$1.52	$1.53
Diluted	$2.59	$1.88		$1.52	$1.53

Weighted-average number of shares of common stock:
Basic	48,029	51,768		48,955	51,768
Diluted	48,293	51,768		49,168	51,768

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(in thousands)
(Unaudited)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•Non-cash portion of arena license fees from MSG Sports. This adjustment removes the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports.
•Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Company’s Employee Stock Plan, Sphere Entertainment’s Employee Stock Plan, the Company’s Non-Employee Director Plan and Sphere Entertainment’s Non-Employee Director Plan in all periods.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain corporate executives and employees.
•Merger, spin-off, and acquisition-related costs. This adjustment eliminates costs related to mergers, spin-offs and acquisitions, including merger-related litigation expenses, in all periods.
•Amortization for capitalized cloud computing arrangement costs. This adjustment eliminates amortization of capitalized cloud computing arrangement costs.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan.

	Three Months Ended December 31,		Six Months Ended December 31,
$ thousands	2023	2022	2023	2022
Operating income	$137,423	$113,443	$103,999	$102,134
Non-cash portion of arena license fees from MSG Sports(1)	(9,120)	(12,410)	(9,615)	(12,929)
Depreciation and amortization	13,205	15,586	26,790	31,571
Share-based compensation (excluding share-based compensation in restructuring charges)	7,773	6,555	13,950	13,965
Gains, net on dispositions	—	(4,412)	—	(4,412)
Restructuring charges	888	7,359	12,441	7,359
Merger, spin-off, and acquisition-related costs(2)	—	—	2,035	—
Amortization for capitalized cloud computing arrangement costs	448	29	448	104
Remeasurement of deferred compensation plan liabilities	343	160	198	6
Adjusted operating income	$150,960	$126,310	$150,246	$137,798
_________________
(1)This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $15,409 and $16,238 of revenue collected in cash for the three and six months ended December 31, 2023, respectively, and $19,416 and $20,220 of revenue collected in cash for the three and six months ended December 31, 2022, respectively, and (ii) a non-cash portion of $9,120 and $9,615 for the three and six months ended December 31, 2023, respectively, and $12,410 and $12,929 for the three and six months ended December 31, 2022, respectively.
(2)This adjustment represents non-recurring costs incurred and paid by the Company for the sale of the retained interest by Sphere Entertainment Co.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS (unaudited)
(in thousands)

	December 31, 2023	June 30, 2023
ASSETS
Current Assets:
Cash, cash equivalents, and restricted cash	$37,572	$84,355
Accounts receivable, net	101,955	63,898
Related party receivables, current	41,318	69,466
Prepaid expenses and other current assets	69,408	77,562
Total current assets	250,253	295,281
Non-Current Assets:
Property and equipment, net	626,172	628,888
Right-of-use lease assets	310,219	235,790
Goodwill	69,041	69,041
Intangible assets, net	63,801	63,801
Other non-current assets	100,789	108,356
Total assets	$1,420,275	$1,401,157
LIABILITIES AND RETAINED EARNINGS (DEFICIT)
Current Liabilities:
Accounts payable, accrued and other current liabilities	$197,256	$214,725
Related party payables, current	52,677	47,281
Long-term debt, current	16,250	16,250
Operating lease liabilities, current	35,539	36,529
Deferred revenue	236,349	225,855
Total current liabilities	538,071	540,640
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	605,685	630,184
Operating lease liabilities, non-current	310,952	219,955
Deferred tax liabilities, net	24,070	23,518
Other non-current liabilities	43,544	56,332
Total liabilities	1,522,322	1,470,629
Commitments and contingencies
Deficit:
Class A Common Stock (a)	455	450
Class B Common Stock (b)	69	69
Additional paid-in-capital	25,339	17,727
Treasury stock at cost (4,365 and 840 shares outstanding as of December 31, 2023 and June 30, 2023, respectively)	(140,512)	(25,000)
Retained earnings (deficit)	45,881	(28,697)
Accumulated other comprehensive loss	(33,279)	(34,021)
Total deficit	(102,047)	(69,472)
Total liabilities and deficit	$1,420,275	$1,401,157
_________________
(a) Class A Common Stock, $0.01 par value per share, 120,000 shares authorized; 45,487 and 45,024 shares issued as of December 31, 2023 and June 30, 2023, respectively.
(b) Class B Common Stock, $0.01 par value per share, 30,000 shares authorized; 6,867 shares issued as of December 31, 2023 and June 30, 2023, respectively.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
SELECTED CASH FLOW INFORMATION
(in thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2023	2022
Net cash provided by operating activities	$105,232	$69,336
Net cash (used in) provided by investing activities	(62,731)	22,390
Net cash used in financing activities	(89,284)	(553)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(46,783)	91,173
Cash, cash equivalents, and restricted cash, beginning of period	84,355	62,573
Cash, cash equivalents, and restricted cash, end of period	$37,572	$153,746

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
APPENDIX
FISCAL 2024 FINANCIAL GUIDANCE
ADJUSTMENTS TO RECONCILE OPERATING INCOME TO
ADJUSTED OPERATING INCOME
(in millions)

Fiscal Year 2024
Operating income	$95 - $105
Non-cash portion of arena license fees from MSG Sports	(25)
Depreciation and amortization	55
Share-based compensation	30
Restructuring charges	13
Merger, spin-off and acquisition-related costs	2
Adjusted operating income	$170 - $180